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                                                                     EXHIBIT 5.1



                                January 20, 2000


Spanish Broadcasting System, Inc.
3191 Coral Way
Miami, Florida 33145

      Re:  Spanish Broadcasting System, Inc.

Ladies and Gentlemen:

            We have acted as special counsel to Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 3,000,000 shares of the Company's Class A common stock, par value $.0001 per share (the "Common Stock"), all of which may be issued upon the exercise of stock options granted pursuant to the Spanish Broadcasting System 1999 Stock Option Plan (the "Plan").

            In connection with the above, we have reviewed the Company's third amended and restated certificate of incorporation, its amended and restated by-laws, resolutions adopted by its Board of Directors, the Registration Statement and its related Prospectus and such other documents and proceedings as we have deemed appropriate.

            On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Plan and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

            Our opinion set forth above is based as to matters of law solely on applicable provisions of the laws of the State of Delaware, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,


                                    KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP